LEWIS GALOOB TOYS, INC.
              1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN



         1. Purpose. The 1995 Non-Employee Directors' Stock Option Plan (the "Plan") of Lewis Galoob Toys, Inc., a Delaware corporation (the "Corporation"), is designed to aid the Corporation and its subsidiaries in retaining and attracting non-employee directors of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Corporation, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Corporation and its subsidiaries.

         2. Amount and Source of Stock. The total number of shares of the Corporation's Common Stock (the "Shares") which may be the subject of options granted pursuant to the Plan shall be limited so that the total number of Shares issued upon the exercise of options granted pursuant to the Plan shall not exceed 160,000, subject to adjustment as provided in paragraph 11. None of the options to be granted under the Plan are intended to be "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations (whether proposed, temporary or final) promulgated thereunder. Such Shares may be reserved or made available from the Corporation's authorized and unissued Shares or from Shares reacquired and held in the Corporation's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

         3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board") comprised of three or more members of the Board, selected by the Board, all of which members shall be "disinterested persons" as that term is defined in Rule 16b-3(d)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is hereinafter sometimes referred to as the "Administrative Body." The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan.

         4. Eligibility/ Non-Discretionary Grants. All non-employee directors of the Corporation then serving on the Board of Directors of the Corporation shall be eligible for, and shall receive, an option exercisable to purchase 2,000 Shares on July 1, 1995 and on January 1 of each year thereafter. The date on which an option is granted hereunder to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

         5. Option Price. The initial exercise price of the Shares purchasable under any option granted pursuant to the Plan shall be 100% of the fair market value of the Shares subject to such option on the Date of Grant. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of the Shares on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the Shares are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share for the Shares are provided by Nasdaq, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the Shares are not provided by Nasdaq, the National Quotation Bureau Incorporated or any similar organization, solely as determined by the Administrative Body in good faith.

         6.   Vesting and Term of Option.

              (a) Subject to subparagraph 12(b) hereof, options granted to a participant hereunder shall vest immediately upon grant.

              (b) Options granted hereunder shall be exercisable for a period of ten (10) years from the Date of Grant.

              (c) The grant of options by the Administrative Body shall be effective as of the Date of Grant; provided, however, that no option granted hereunder shall be exercisable unless and until this Plan has been approved by the Corporation's stockholders and unless and until the holder has entered into an individual option agreement with the Corporation that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Corporation), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

         7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Corporation at its then principal office. Such notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Corporation as provided in subparagraph 12(b), and (ii) payment of the aggregate option price. Subject to paragraph 8 hereof, such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Corporation) payable to the order of the Corporation in the amount of the aggregate option price, (ii) certificates duly endorsed for

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transfer (with all transfer taxes paid or provided for) evidencing a number of
Shares of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of such notice shall constitute an irrevocable election to purchase the Shares specified in such notice, and the date on which the Corporation receives the last of such notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraphs 8 and 12 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. Subject to paragraph 8 hereof, the person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Corporation of the payment, notice and documentation expressly referred to in this paragraph 7. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to
Section 16(b) of the Exchange Act may tender Shares in payment of all or any portion of the option price only if the following additional conditions are met:
(i) the tender is made at least six months after the Date of Grant and (ii) either (x) the election to tender is irrevocably made at least six months in advance of the tender of Shares or (y) the tender of Shares takes place during the period beginning on the third business day following the date of release of the Corporation's quarterly or annual financial results and ending on the twelfth business day following such date.

         8. Loans. Anything in paragraph 7 to the contrary notwithstanding, the making of a loan by the Corporation to an optionee for the purpose of fully or partially exercising an option granted hereunder shall be permissible, and the application of the proceeds of any such loan to such exercise shall not be construed to contravene the requirement that payment of the aggregate option price be made upon exercise of an option. Stockholder approval of this Plan constitutes approval of all such loans which the Administrative Body may in its sole discretion hereafter determine to make for the express purpose of permitting the exercise of an option granted hereunder.

         9. Exercise and Cancellation of Options After Termination, Disability or Death. Except as set forth below, if a holder shall voluntarily or involuntarily cease to serve as a director of the Corporation, the option of such holder shall terminate upon the first day that the holder is no longer such a director (the "Termination Date"), regardless of the expiration date specified in such option. If the termination of such service is due to disability (as defined by the Administrative Body in its sole discretion), the holder (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the Termination Date. If the termination of such service is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the Termination Date.

         Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to continue as a director of the Corporation or derogate from any right of the Corporation to remove such option holder as a director of the Corporation, with or without cause.

         10. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 9 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

         11.  Adjustments Upon Certain Events.

              (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Corporation through reorganization, merger, recapitalization, reclassification, capital adjustment or similar transaction, or if the Corporation shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the exercise price of such options shall be adjusted on a pro rata basis to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Corporation's stockholders consisting of property other than Shares of the Corporation or its successor and distributions to stockholders of rights to subscribe for Shares shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Corporation to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

              (b) In the event of the dissolution or liquidation of the Corporation or in the event of a change in control of the Corporation, the holder of any option theretofore granted under this Plan shall have the right immediately prior to the record date for the determination of stockholders entitled to participate in such change in control, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option. In any such event, the Corporation will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such change in control, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. For purposes of this paragraph, a "change in control" of the Corporation shall be deemed to occur as of the date on which a person or entity or group of persons or entities, acting in concert, shall, in a transaction in which the Corporation is not a party, become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act, as amended from time to time) of securities of the Corporation representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding voting securities of the Corporation.

         12.  General Restrictions.

              (a) No option granted hereunder shall be exercisable if the Corporation shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

              (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Corporation receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the option holder for investment only and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Corporation, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         13. Exchange of Options. The Administrative Body shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Corporation to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

         14. Provision of Information to Optionees. The Corporation shall furnish annually to each optionee while his or her option remains in effect and not fully exercised, copies of all annual and quarterly reports filed by the Corporation with the Securities and Exchange Commission during such period, or, if no such reports are required to be so filed, copies of all annual and other periodic reports provided by the Corporation to its stockholders generally.

         15.  Amendment.   The Board shall have full authority to amend the
Plan; provided, however, that any amendment that (i) increases the total number of Shares that may be subject to stock options granted (in the aggregate or to any director) under the Plan, (ii) expands the class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan or (iv) decreases the minimum exercise price of such options shall only be adopted by the Board subject to stockholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option.

         16. Termination. Unless the Plan shall theretofore have been terminated as provided hereinafter and in Section 17 hereof, the Plan shall terminate on January 20, 2005, and no options under the Plan shall thereafter be granted; provided, however, that the Board may at any time, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan by the Board shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

         17. Stockholder Approval. The Plan shall be submitted to the stockholders of the Corporation not later than at the 1995 Annual Meeting of the Corporation's stockholders. Any options granted hereunder prior to such stockholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by such date, the Plan and any options granted hereunder shall terminate.


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                          LEWIS GALOOB TOYS, INC.
                      FORM OF STOCK OPTION AGREEMENT



     Stock Option Agreement, made as of the 1st day of July, 199_ between Lewis Galoob Toys, Inc. (the "Company"), a Delaware corporation, and _______________ ___________________________________ (the "Optionee"), residing at ____________
________________________________________.

     The Company has duly adopted the 1995 Non-Employee Directors Stock Option Plan (the "Plan"), the terms of which are hereby incorporated by reference. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan will be made available for inspection by the Optionee during normal business hours at the principal office of the Company.

     In accordance with paragraph 3 of the Plan, a Committee of the Board of Directors which administers the Plan (the "Administrative Body"), has adopted a resolution granting the Optionee a stock option (the "Option") under the Plan to purchase shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), for the price and on the terms and conditions set forth in this Agreement and in the Plan.

     The Option is not intended to satisfy the requirements for an "incentive stock option" (an "ISO") under the Internal Revenue Code of 1986, as amended (the "Code").

     The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

     1. (a) The price at which the Optionee shall have the right to purchase Shares under this Agreement is $_____ per Share (the "initial exercise price"), subject to adjustment as provided in paragraph 4 hereof.

          (b) Unless the Option is previously terminated pursuant to the Plan or this Agreement, the Option shall be exercisable during the period or periods specified below:

Number of                    Exercisable On
 Shares                         or After                  Until
--------                     --------------               -----









In no event shall any Shares be purchasable under this Agreement after the respective expiration date specified in the above table ("Expiration Date"). Except as provided in subparagraph 1(c) hereof, the Option shall cease to be exercisable on the first day after the Optionee no longer is a director of the Company, and all rights of the Optionee hereunder shall thereupon terminate.

          (c) If the Optionee ceases to be a director of the Company and such cessation is due to disability (as defined by the Administrative Body in its sole discretion) or death, the Option shall be exercisable as provided in this subparagraph 1(c). The Optionee or, in the event of his disability, his duly appointed guardian or conservator or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which he ceased to be a director of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall the Optionee or his executor or administrator, as the case may be, exercise the Option after the Expiration Date specified in subparagraph 1(b).

     2. Nothing contained herein shall be construed to confer on the Optionee any right to continue as a director of the Company or to derogate from any right of the Company to remove the Optionee as a director of the Company at any time, with or without cause.

     3. The Option shall not be sold, pledged, assigned or transferred in any manner except to the extent that the Option may be exercised by an executor or administrator as provided in subparagraph 1(c) above. The Option may be exercised, during the lifetime of the Optionee, only by the Optionee, except as otherwise provided in subparagraph 1(c) above.

     4. (a) If the outstanding shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or similar transaction, or if the Company shall issue shares as a dividend or pursuant to a stock split, then the number and kind of Shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted on a pro rata basis to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option. Distributions to the Company's stockholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to stockholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under the Option or the exercise price of the Option. Adjustments under this paragraph 4 shall be made by the Administrative Body, whose determination shall be conclusive and binding. In computing any adjustment under this paragraph 4, any fractional Share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the

Company to make or become a party to any adjustments, reclassifications, reorganizations or changes to its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

          (b) In the event of the dissolution or liquidation of the Company, or in the event of a change in control of the Company, the Optionee shall have the right, immediately prior to the record date for the determination of stockholders entitled to participate in such change in control, dissolution or liquidation, to exercise the Option, in whole or in part, without regard to any installment provisions contained in subparagraph 1(b). In such event, the Company will mail or cause to be mailed to the Optionee a notice specifying the date that is to be fixed as of which all holders of Shares shall be entitled to exchange their shares for securities or other property deliverable in connection with such change in control, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified to the address of the Optionee specified on page 1 of this Agreement or to such other address as the Optionee delivers or transmits by registered or certified mail to the Secretary of the Company at its principal office. For purposes of this paragraph 4, a "change in control" shall be deemed to occur as of the date on which a person or entity or group of persons or entities, acting in concert, shall, in a transaction in which the Company is not a party, become the direct or indirect owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding voting securities of the Company.

     5. (a) The Option shall be exercised when written notice of such exercise, signed by the Optionee, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its principal office. Such written notice shall specify the number of Shares purchasable under the Option which the Optionee then wishes to purchase and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in paragraph 12(b) of the Plan and (ii) payment of the aggregate Option exercise price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate Option exercise price for such number of Shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate fair market value on the date of exercise is equal to the aggregate Option exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of such notice and documentation shall constitute an irrevocable election to purchase the Shares specified in such notice, and the date on which the Company receives the last of such notice, documentation and payment of the aggregate Option exercise price for all of the Shares covered by the notice shall, subject to paragraph 5(b) hereof and paragraph 12(b) of the Plan, be the date as of which the Shares so purchased shall be deemed to have been issued. Subject to paragraph 5(b) hereof, the Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

          (b) The Administrative Body may make the determination whether to make a loan to the Optionee for the purpose of fully or partially exercising the Option in its sole discretion at any time hereafter. The foregoing notwithstanding, the making of a loan by the Company to the Optionee for the purpose of fully or partially exercising the Option shall not be construed to contravene the requirement that payment of the aggregate Option exercise price be made upon exercise of the Option.

     6. In no event shall the Option be exercisable if the Company shall at any time determine that (i) the listing on any securities exchange, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or desirable in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Option or any portion of any Option during the period when exercisability has been suspended.

     7. The Optionee hereby represents and warrants to the Company that the Option is being received and the Shares will be purchased for investment only and without any present intention to sell or otherwise distribute any of such Shares, and that neither the Option nor the Shares will be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence the Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     8. The Option shall be exercisable in accordance with the terms hereof even if (i) any ISO to purchase Common Stock in the Company, in any parent or subsidiary of the Company or in any predecessor of such corporations, pursuant to the Plan or otherwise, was granted to the Optionee and (ii) such previously granted ISO remains outstanding. For purposes of this Paragraph, an ISO shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

     9. This Agreement shall be construed and enforced in accordance with the laws of the State of California. Subject to subparagraph 1(c), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

     IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed and delivered as of the date first above written.


                                   LEWIS GALOOB TOYS, INC.



________________________           By:  ________________________
Optionee                                Name:
                                        Title: